SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Tesoro Petroleum Corporation

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
2004 ANNUAL MEETING OF STOCKHOLDERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Description of the 2003 Executive Compensation Programs
2. AMENDMENT TO THE TESORO PETROLEUM CORPORATION 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
3. AMENDMENT TO THE TESORO PETROLEUM CORPORATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
4. APPOINTMENT OF INDEPENDENT AUDITORS
5. EXPENSES OF SOLICITATION
6. STOCKHOLDER PROPOSALS
7. OTHER MATTERS
APPENDIX A
APPENDIX B
EXHIBIT C
EXHIBIT D

TESORO PETROLEUM CORPORATION

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2004

       The 2004 Annual Meeting of Stockholders of Tesoro Petroleum Corporation will be held at the Four Seasons Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona at 8:00 A.M. Mountain standard time on Tuesday, May 11, 2004, for the following purposes:

1. To elect seven directors of the Company;

2. To consider and act upon a proposal to amend our 1995 Non-Employee Director Stock Option Plan to extend the expiration date for the grant of awards and to increase the number of shares available for the issuance of options;

3. To consider and act upon a proposal to amend our Amended and Restated Executive Long-Term Incentive Plan to (i) increase the total number of shares available for grant under the Plan, (ii) increase the limitation on the total number of those shares that may be granted as restricted stock during the life of the Plan and include within the limitation grants of performance shares and performance units, and (iii) expressly provide that options granted under the Plan may not be repriced without stockholder approval;

4. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2004; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of common stock of record at the close of business on March 22, 2004, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

JAMES C. REED, JR.
Secretary

April 9, 2004

San Antonio, Texas

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

TESORO PETROLEUM CORPORATION

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2004

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the “Board”) of Tesoro Petroleum Corporation (“Tesoro” or the “Company”) of proxies to be voted at the 2004 Annual Meeting of Stockholders to be held on Tuesday, May 11, 2004, and at any adjournment thereof.

      Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted (i) for the directors nominated for election at the meeting, (ii) in favor of the proposal to amend our Non-Employee Director Stock Option Plan, (iii) in favor of the proposal to amend our Amended and Restated Executive Long-Term Incentive Plan and (iv) in favor of the proposal to ratify Deloitte & Touche LLP as Tesoro’s independent auditors for fiscal year 2004. A stockholder giving a proxy may revoke it by written notice received by the Secretary of the Company at any time before it is voted.

      At the close of business on March 22, 2004, the record date for the 2004 annual meeting, there were outstanding and entitled to vote 65,296,012 shares of our common stock. The holders of our common stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

      A copy of our 2003 Annual Report on Form 10-K and a letter from our President and Chief Executive Officer are being mailed with this Proxy Statement to all stockholders as of the record date.

      Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 9, 2004.

1. ELECTION OF DIRECTORS

      At the 2004 annual meeting, the stockholders are requested to elect seven directors, constituting the whole Board of Directors, to hold office until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified, and proxies cannot be voted for more than seven nominees. On April 1, 2004, the number of directors constituting the whole Board was increased from six to seven, and Robert W. Goldman was elected to fill the newly created director position and to serve until the 2004 annual meeting or until his successor shall have been elected and shall have qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

      The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and our Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors (“Abstentions”) and shares as to which a broker indicates that it does not have discretionary authority to vote (“Broker Non-Votes”) on the election of directors will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

Information Concerning Directors and Nominees

      Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to us by the respective nominees.

		Served as
	Age at	Director of
	March 22,	the Company	Other Positions and Offices with
Name	2004	Since	the Company

Robert W. Goldman	61	2004	—
Steven H. Grapstein	46	1992	Lead Director(a)(c)(d)(e)
William J. Johnson	69	1996	(a)(b)(c)(d)
A. Maurice Myers	63	2001	(a)(b)(c)(d)
Donald H. Schmude	68	1999	(a)(b)(e)
Bruce A. Smith	60	1995	Chairman of the Board of Directors, President and Chief Executive Officer(c)

Patrick J. Ward	73	1996	(a)(b)(c)(d)(e)

(a)	Member of the Audit Committee (Mr. Grapstein, Chairman).

(b)	Member of the Compensation Committee (Mr. Johnson, Chairman).

(c)	Member of the Executive Committee (Mr. Smith, Chairman).

(d)	Member of the Finance Committee (Mr. Myers, Chairman).

(e)	Member of the Governance Committee (Mr. Ward, Chairman).

      Robert W. Goldman is currently Vice President, Finance for the World Petroleum Congress. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc. Prior to joining Conoco in 1988 as its Vice President and Controller, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. He was elected to the Board of Directors of El Paso Corporation in 2003. He was a former chairman of the Accounting Committee of the American Petroleum Institute.

      Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries (“Kuo”), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. Mr. Grapstein has been a Vice President of Oakville N.V., a Kuo subsidiary, since 1989 and Chairman and Chief Executive Officer of Presidio International dba A/ X Armani Exchange, a fashion retail company, since 1999.

      William J. Johnson has been a petroleum consultant since 1994, and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held, independent oil and gas company. Mr. Johnson is on the board of directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

      A. Maurice Myers serves as Chairman of the Board of Waste Management Inc., Houston. He served as Chairman, President and Chief Executive Officer of Waste Management, Inc. from November 1999 to February 2004. Mr. Myers joined Waste Management after holding the same positions at Yellow Corporation, a transportation service corporation, since 1996. Earlier, he served as President and Chief Operating Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the board of directors of Waste Management, Inc. and Hawaiian Electric Industries.

      Donald H. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of

Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

      Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995; Executive Vice President responsible for exploration and production and Chief Financial Officer of Tesoro from September 1993 to July 1995; and Vice President and Chief Financial Officer of Tesoro from September 1992 to September 1993. He is also a director of Noble Energy, Inc., a publicly held company engaged in oil and gas exploration, development and production.

      Patrick J. Ward has 48 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/ 50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he had held since 1990. Mr. Ward served on the board of directors of Caltex from 1989 to 1995.

      No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company.

      The Board of Directors met nine times during fiscal year 2003. Each member of the Board attended at least 75 percent of the meetings of the Board and committees on which such director served during fiscal year 2003. A majority of the members of the Board of Directors qualify as “Independent” as this term is defined in the New York Stock Exchange (the “NYSE”) listing standards. Messrs. Smith, Johnson, Myers and Schmude attended the 2003 annual meeting of the stockholders. Subsequent to the 2003 annual meeting of the stockholders, the Company’s Corporate Governance Guidelines were amended to provide that all members of the Board are expected to attend the Company’s annual meeting of stockholders. The Company has set forth age limitations for directors and requires that a majority of our directors be independent in accordance with the requirements of the NYSE and Securities and Exchange Commission (the “SEC”). In addition, the Company provides that the Governance Committee will seek to attain a diverse Board and that any search by such committee or search firm to fill vacancies will seek to include diverse candidates from traditional and non-traditional pools. Other than these requirements, the Board has not defined any other minimum requirements for Board membership. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, have no personal or financial interest that would conflict or appear to conflict with the interests of the Company and be willing and able to commit the necessary time for Board and committee service. The Board has an Executive Committee and the following standing committees: Compensation Committee, Governance Committee, Audit Committee and Finance Committee. With the exception of the Executive Committee, which does not have a charter, each of the Compensation Committee, the Governance Committee, the Audit Committee and the Finance Committee has a committee charter that is available on our website at www.tesoropetroleum.com.

      The Executive Committee, between meetings of the Board, has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as provided in Article III of our By-laws and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board, including the power and authority (i) to declare a dividend on our capital stock, (ii) to authorize the issuance of our capital stock, (iii) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and (iv) to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board or the Executive Committee as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee did not meet during fiscal year 2003.

      The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its responsibility to the Company and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. The Audit Committee met eight times during fiscal year 2003. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board and is attached to this Proxy Statement as Appendix A. Pursuant to an SEC rule effective May 6, 2003, all audit and non-audit services are required to be pre-approved by the Audit Committee. Since the beginning of fiscal year 2003, 100 percent of audit and non-audit services provided by the independent auditors were approved by the Audit Committee. All five members of the Audit Committee are “Independent” as this term is defined in the NYSE listing standards. No member of the Audit Committee serves on the audit committees of more than three public companies. For further information, see the Audit Committee Report on page 32.

      The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Company’s Audit Committee may do so by submitting such communication in writing in care of the Chairman, Audit Committee, Tesoro Petroleum Corporation, 300 Concord Plaza, San Antonio, Texas 78216.

      The Compensation Committee’s primary purpose is to discharge the responsibilities of the Board to the Company’s stockholders, potential stockholders and investment community with respect to the Company’s compensation programs and compensation of the Company’s Chief Executive Officer and other members of the Company’s senior management. In performing its duties, the Compensation Committee has the following responsibilities: (i) to review and approve all areas of senior executive compensation including but not limited to salary adjustments, cash incentive awards and stock incentives, and to review and approve the aggregate amount of all merit increases, cash incentive awards and stock incentives for our employees; (ii) to administer and interpret our Amended and Restated Executive Long-Term Incentive Plan, and any future incentive plans, to the extent set forth in such plans; (iii) to review Company retirement matters, consider amendments to our retirement plans, make recommendations to the Board with respect to such amendments and proposals, and review and approve any overall changes in retirement benefit formulas; (iv) to review new employment or management stability agreements and amendments and extensions of existing agreements and to make recommendations to the Board with respect to such agreements; (v) to administer and interpret employment agreements and make recommendations to the Board with respect thereto; (vi) to prepare an annual report for inclusion in our proxy statement on the compensation of the Company’s Chief Executive Officer and named executive officers; (vii) to provide information and advice annually to the Governance Committee on compensation for non-employee directors; and (viii) to consult with the Board and the Governance Committee and review with the Board the actions of the Compensation Committee as appropriate. The Compensation Committee met five times during fiscal year 2003. All members of the Compensation Committee qualify as “Independent” as this term is defined in the NYSE listing standards.

      The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to the Company’s stockholders, potential stockholders and the investment community. The Governance Committee, whose members consist of independent, non-employee directors, considers and recommends to the Board from time to time suitable candidates for membership on the Board, including nominees recommended by stockholders. The Chairman of the Governance Committee initially meets with a potential Board candidate. Afterwards, the potential candidate meets with the Chairman of the Board and Chief Executive Officer. If both the Chairman of the Governance Committee and the Chairman of the Board and Chief Executive Officer agree that the individual might be a good potential candidate for Board membership, the candidate is invited to meet with the rest of the Board. If the Board concurs that the candidate might be a good potential addition to the Board, the candidate is asked to meet separately with, and interview, the Company’s independent public accountants, the Vice President and Controller and the Executive Vice President, General Counsel and Secretary. Stockholders wishing to submit a recommendation should write to the Governance Committee. Stockholders may also make nominations for directors at annual or certain special stockholder meetings if they comply with the procedures described below. The Governance Committee has not received any recommendations for nominees for Board members from stockholders. All potential candidates for Board membership, whether nominated through the Company’s internal process or by stockholder nomination, receive equal consideration for Board membership. The Governance Committee also reviews and makes recommendations to the Board annually regarding (i) the organization and structure of the Board and the committees of the Board; (ii) compensation for the independent, non-employee members of the Board; (iii) corporate governance guidelines; and (iv) the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board, all as more particularly described in the Governance Committee Charter adopted by the Board and attached to this Proxy Statement as Appendix B. The Governance Committee met three times during fiscal year 2003. All members of the Governance Committee qualify as “Independent” as this term is defined in the NYSE listing standards.

      The Finance Committee takes a leadership role and provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s capital allocation strategy, capital structure, and other related matters, as may be assigned by the Board. The Finance Committee met five times during fiscal year 2003.

CORPORATE GOVERNANCE

      Tesoro is committed to integrity, reliability and transparency in its public disclosures. Years before the implementation of the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Company had implemented corporate governance guidelines, established Audit, Compensation and Governance Committees consisting entirely of independent directors, insured that a majority of the members of the Board of Directors were independent and established a Lead Director to preside over meetings of the independent directors. The Company has taken additional steps to implement enhancements to its corporate governance practices in response to new corporate governance listing standards of the NYSE and recently adopted regulations of the SEC. In particular the Company has:

•	held regular executive sessions for independent members of the Board; in 2003, the independent directors met in executive session five times and the members of the Audit Committee met in executive session six times; Steven H. Grapstein presided over these sessions as Lead Director and chair of the Audit Committee, respectively;

•	adopted a policy regarding director attendance at annual meetings of stockholders;

•	adopted a policy regarding stockholder communications with the Board;

•	determined that all of the members of the Audit Committee of the Board are financially literate and that Steven H. Grapstein and A. Maurice Myers each qualify as “audit committee financial experts” within the meaning of the SEC rules;

•	instituted procedures for receiving, retaining and treating complaints from any source regarding accounting, internal controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	adopted pre-approval policies and procedures for all audit and non-audit services performed by the independent auditors; and

•	adopted the Company’s Code of Business Conduct, which applies to all officers and employees; and adopted a Code of Business Conduct and Ethics for Senior Financial Executives, which applies to certain senior financial officers.

In addition, the Board has determined that all of the six non-employee members of the Board and all of the members of each of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and SEC rules.

Code of Conduct

      Tesoro’s Code of Business Conduct and Ethics for Senior Financial Executives is specifically applicable to the Chief Executive Officer, the Chief Financial Officer, the head of Finance, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on the Company’s website at www.tesoropetroleum.com under the heading “Investor Relations”. We intend to post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics for Senior Financial Executives.

Communication with the Board

      Persons may communicate with the Board, or directly with Mr. Grapstein or the independent members of the Board, by submitting such communication in writing in care of Chairman of the Board of Directors, Tesoro Petroleum Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

      Under our By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in our By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws.

Written notice of such stockholder’s intent to make such nomination must be delivered to the Company (Attention: Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder as it appears on our books and of the beneficial owner, if any, on behalf of whom such nomination is made, and (ii) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

      In the case of an annual meeting of stockholders, the required notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the notice must be delivered no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement specifying the size of the increased Board made by us at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the tenth day following the day on which the public announcement is first made by us. In the case of a special meeting of stockholders at which directors are proposed to be elected in the notice of meeting, the stockholder wishing to make a nomination for director must deliver the required written notice to the Company (Attention: Corporate Secretary) not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

COMPENSATION OF DIRECTORS

      Each member of the Board who is not an officer of Tesoro receives (i) a base retainer of $50,000 per year, $9,000 of which is payable in shares of the Company’s stock and $41,000 of which is payable in cash, and (ii) an additional $2,000 for each meeting of the Board or any committee thereof, including committee meetings held on the same day as a meeting of the Board. The independent, non-employee Lead Director of the Board receives an additional $25,000 per year for his service in that capacity. In addition, the chairs of the Audit, Finance, Compensation, and Governance Committees each receive $5,000 per year for service in such positions. We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not our employees. The premium for such insurance ranged from $184 to $1,693 for each of these directors during fiscal year 2003.

      Within 30 days after the annual meeting of our stockholders at which the director is elected, we issue a number of shares equal to $9,000 divided by the average of the closing prices for our common stock, as reported on the NYSE composite tape, for the ten trading days prior to such annual meeting. For any person elected to be a director between annual meetings, we will issue a pro rata number of shares for the time a director serves in that capacity during such year. The shares of our common stock issued to the directors will be held by us and will not be sold, pledged or otherwise disposed of and the shares will not be delivered to the directors until the earliest of (i) the first anniversary date of the annual meeting that immediately preceded the issuance of such shares, (ii) the next succeeding annual meeting of the stockholders or (iii) the date on which the person ceases to be a director; provided that, in the case of clause (iii), if the person ceases to be a director for any reason other than death or disability, the number of shares delivered shall be reduced pro rata for the period of time from termination as a director to the first anniversary date of the immediately preceding annual meeting of the stockholders. The directors have full voting rights with respect to such shares of our common stock.

      We had previously established an unfunded Non-Employee Director Retirement Plan that provided eligible directors with retirement payments upon meeting certain age or other requirements. However, to more closely align director compensation with stockholders’ interests, in March 1997, the Board elected to freeze the Director Retirement Plan and transfer accrued benefits of each participating director to an account for each director in the Tesoro Petroleum Corporation Board of Directors Deferred Phantom Stock Plan. After the amendment and transfer, only those retired directors or beneficiaries who had begun receiving benefits remained participants in the Director Retirement Plan. By participating in the Phantom Stock Plan, each director waived any and all rights under the Director Retirement Plan. Under the Phantom Stock Plan, each current and future non-employee director shall have credited to his account as of the last day of the year a yearly accrual equal to $7,250 (limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each participant who is serving as a chairman of a committee of the Board immediately prior to his termination as director and who has served at least three years as a director shall have an additional $5,000 credited to his account. The Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a participating director may elect to defer any part or all of the cash portion of his annual director retainer into his account. Each transfer, accrual or deferral shall be credited quarterly to the participating director’s account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of our common stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the participating director’s account. Participating directors are vested 100 percent at all times with respect to deferrals and, if applicable, the chairman fee portion of his account. Participating directors vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a participating director voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100 percent vested in his account without regard to services. Distributions from the Phantom Stock Plan shall be made in cash, based on the closing market price of our common stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years. Death, disability, retirement or cessation of status as a director of Tesoro, constitute events requiring a distribution. Upon the death of a participating director, the participating director’s beneficiary will receive as soon as practicable the cash value of the participating director’s account as of the date of death. At December 31, 2003, participating directors’ accounts included the following units of phantom stock: Mr. Grapstein — 14,597 units; Mr. Johnson — 5,672 units; Mr. Myers — 6,614 units; Mr. Schmude — 9,220 units; and Mr. Ward — 7,671 units.

      Under the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan, a director electing to participate may defer between 20 percent and 100 percent of his total cash compensation for the ensuing year, with deferred compensation credited to an interest-bearing account maintained by us. Interest is applied to each quarter’s deferral at the prime rate published in The Wall Street Journal on the last business day of such quarter plus two percentage points (6.00 percent at December 31, 2003). All payments under the Deferred Compensation Plan are solely our obligation. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is paid to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments, or a shorter period, including lump sum, at the discretion of the Deferred Compensation Plan Committee. In the event of a change of control (as “change of control” is defined in the Deferred Compensation Plan), the balance in each participating director’s account will be distributed to him as a lump sum within 30 days after the date of the change of control. We also have an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

      Our 1995 Non-Employee Director Stock Option Plan, as amended and restated (the “1995 Plan”), provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of our common stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director initially receives an option to purchase 5,000 shares of our common stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase shares of our common stock (amounting to 1,000 shares prior to March 2000 and 3,000 shares thereafter) on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. Unless amended, the 1995 Plan will terminate as to the issuance of stock options in February 2005. Under the 1995 Plan, five directors received individual grants of 3,000 shares each with an exercise price of $7.72 per share on May 2, 2003. At March 22, 2004, we had options outstanding for 128,000 shares and 141,000 shares available for future grants under the 1995 Plan, which the Company proposes to amend to extend the expiration date of such plan for an additional five years (as described in the following section).

Stock Ownership

      Tesoro’s Board has established stock ownership guidelines to (i) contribute to the alignment of director and senior executive interests with those of stockholders, (ii) further promote Tesoro’s longstanding commitment to sound corporate governance, and (iii) demonstrate the confidence in the Company’s long-term prospects by the Company’s directors, executive vice presidents and senior vice presidents. The Board has required non-employee directors to own three times the amount of their annual retainer in the Company’s common stock on or before March 11, 2008. Executive vice presidents of the Company are required to own three times the amount of their annual base salary in the Company’s common stock on or before March 11, 2008, and senior vice presidents are required to own two times the amount of their annual base salary in the Company’s common stock on or before March 11, 2009. As of April 1, 2004, the Company had six non-employee directors, five executive vice presidents and nine senior vice presidents subject to the stock ownership policies. Separately, the Board has required Mr. Smith, in his December 3, 2003 Employment Agreements to own five times the amount of his annual base salary in the Company’s common stock on or before December 3, 2007.

      The following table shows the beneficial ownership of our common stock reported to us as of March 22, 2004, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act for each director and nominee, the Chief Executive Officer, our other four most highly compensated officers during 2003 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed.

	Beneficial Ownership
	of Common Stock
	on March 22, 2004

			Percent of
	Shares		Class

Steven H. Grapstein	85,882	(a)(b)	0.132
William J. Johnson	21,155	(a)	0.032
A. Maurice Myers	22,155	(a)	0.034
Donald H. Schmude	19,155	(a)	0.029
Bruce A. Smith	2,175,605	(c)	3.332
Patrick J. Ward	42,882	(a)(d)	0.066
William T. Van Kleef	850,339	(e)	1.302
James C. Reed, Jr.	493,165	(f)	0.775
Thomas E. Reardon	315,221	(g)	0.483
Gregory A. Wright	189,256	(h)	0.290
Robert W. Goldman	—		—

All directors and executive officers as a group (25 individuals)	4,263,627	(i)	6.530

(a)	The shares shown for each director include 1,155 shares of restricted common stock as payment of a portion of each director’s annual retainer for 2003 and shares that non-employee directors had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter, as follows: Mr. Grapstein — 22,000 shares; Mr. Johnson — 20,000 shares; Mr. Myers — 11,000 shares; Mr. Schmude — 18,000 shares; and Mr. Ward — 21,000 shares. Units of phantom stock payable in cash that have been credited to the directors under the Phantom Stock Plan are not included in the shares shown above.

(b)	The shares shown include 10,751 shares for which Mr. Grapstein disclaims beneficial ownership held in accounts for his spouse and minor children.

(c)	The shares shown include 9,623 shares credited to Mr. Smith’s account under our Thrift Plan and 1,361,233 shares that Mr. Smith had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter. The shares shown above also include 175,000 units of phantom stock payable in cash that have been credited under the Phantom Stock Plan.

(d)	The shares shown include 6,000 shares owned by P&L Family Partnership Ltd. that Mr. Ward and his spouse control through 57 percent ownership.

(e)	The shares shown include 8,383 shares credited to Mr. Van Kleef’s account under our Thrift Plan and 790,487 shares that Mr. Van Kleef had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter.

(f)	The shares shown include 4,369 shares credited to Mr. Reed’s account under our Thrift Plan and 419,443 shares that Mr. Reed had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter.

(g)	The shares shown include 7,437 shares credited to Mr. Reardon’s account under our Thrift Plan and 305,800 shares that Mr. Reardon had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter. The shares shown also include 1,334 shares held in the name of Mr. Reardon’s spouse for which he disclaims beneficial ownership.

(h)	The shares shown include 8,053 shares credited to Mr. Wright’s account under our Thrift Plan and 171,203 shares that Mr. Wright had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter.

(i)	The shares shown include 82,638 shares credited to the accounts of executive officers and directors under our Thrift Plan and 3,917,780 shares that directors and executive officers had the right to acquire through the exercise of stock options on March 22, 2004, or within 60 days thereafter. The shares shown also include 2,400 shares held by executive officers’ minor children for which the executive officers disclaim beneficial ownership. The shares shown also include 1,334 shares held in the names of executive officers’ spouses for which such executive officers disclaim beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information from filings made with the SEC as to each person or group who on December 31, 2003 beneficially owned more than five percent of the outstanding shares of common stock of the Company.

	Amount and Nature of
	Beneficial Ownership

	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class

Barclays Global Investors, NA.(a)	8,495,680	13.01%
45 Fremont Street
San Francisco, CA 94105
Dimensional Fund Advisors (b)	3,843,000	5.89%
1299 Ocean Avenue
Santa Monica, CA 94105

(a)	According to a Schedule 13G filed with the SEC, Barclays Global Investors, NA., a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (“Barclays”), has sole voting power and sole dispositive power with regard to 7,035,628 shares of common stock of the Company held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The Schedule 13G also lists Barclays Global Fund Advisors as having sole voting power and sole dispositive power for 543,307 shares of common stock of the Company, and Barclays Bank PLC as having sole voting and sole dispositive power for 342,000 shares of common stock. The Schedule 13G also lists Barclays Global Investors, Ltd., Barclays Trust and Banking Company Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited as having no voting or dispositive power for the shares. The Schedule 13G does not describe the relationship between the named parties.

(b)	According to a Schedule 13G filed with the SEC, Dimensional Fund Advisors Inc., an investment advisor in accordance with Section 13d-1 of the Securities Exchange Act of 1934, has sole voting power and sole dispositive power for 3,843,000 shares of common stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10 percent of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other of our equity securities. We believe that during the fiscal year ended December 31, 2003, our directors, executive officers and holders of more than 10 percent of our voting stock complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

      The following table contains information concerning the annual and long-term compensation for services in all capacities to us for fiscal years ended December 31, 2003, 2002 and 2001, of those persons who were on December 31, 2003, (i) the Chief Executive Officer and (ii) our other four most highly compensated officers (collectively, the “named executive officers”).

Summary Compensation Table

					Long-term Compensation

		Annual Compensation			Awards		Payouts

						Securities
				Other Annual	Restricted	Underlying		All Other
Name and				Compensation	Stock	Options/SARs	LTIP	Compensation(a)
Principal Position	Year	Salary($)	Bonus($)	($)	Award(s)($)	(#)	Payouts($)	($)

Bruce A. Smith	2003	$929,231	$1,787,500	$—	$3,295,000	60,000	$—	$1,637,106
Chairman of the Board	2002	770,000	—	—	—	500,000	—	1,651,643
President and CEO	2001	772,962	1,180,000	—	—	—	—	2,988,427
William T. Van Kleef	2003	$558,462	$916,988	$—	$—	—	$—	$712,007
Executive Vice President	2002	470,000	—	—	—	315,000	—	1,014,080
and Chief Operating Officer	2001	471,808	675,000	—	—	—	—	1,188,517
James C. Reed Jr.	2003	$453,077	$616,688	$—	$—	—	$—	$1,270,115
Executive Vice President	2002	400,000	—	—	—	215,000	—	549,056
General Counsel and Secretary	2001	401,539	450,000	—	—	—	—	1,138,016
Thomas E. Reardon	2003	$394,615	$470,559	$—	$—	—	$—	$1,057,629
Executive Vice President	2002	313,269	—	—	—	150,000	—	778,939
Corporate Resources	2001	301,154	275,000	—	—	—	—	418,008
Gregory A. Wright	2003	$350,577	$297,375	$—	$—	40,000	$—	$12,000
Executive Vice President and	2002	267,115	—	—	—	55,000	—	12,000
Chief Financial Officer	2001	238,551	175,000	—	—	—	—	10,200

(a)	All Other Compensation for 2003 includes amounts we contributed and earnings on the executive officers’ accounts in a supplemental retirement plan, the Funded Executive Security Plan, which was terminated in December of 2003 (see “Retirement Benefits” on page 18), of $1,625,106, $700,007, $1,258,115 and $1,045,629 for Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $12,000 for each of the named executive officers. All Other Compensation for 2002 includes amounts we contributed and earnings on the executive officers’ accounts in the Funded Executive Security Plan of $1,639,643, $1,002,080, $537,056 and $766,939 for Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $12,000 for each of the named executive officers. All Other Compensation for 2001 includes amounts we contributed and earnings on the executive officers’ accounts in the Funded Executive Security Plan of $2,978,227, $1,178,317, $1,127,816 and $407,808 for Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $10,200 for each of the named executive officers.

Option Grants in 2003

      The following table sets forth information concerning individual grants of traditional stock options to the named executive officers during the year ended December 31, 2003.

Option Grants in 2003

Individual Grants
Potential Realizable
		Percentage			Value at
	Number of	of Total			Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)(a)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Bruce A. Smith	60,000	10.8%	$9.00(b )	3/27/2013	$81,586	$449,772
Gregory A. Wright	40,000	7.2%	$7.76(c )	4/29/2013	$195,209	$494,698

(a)	The right to exercise these options vests in three equal annual installments beginning one year from the date of grant.

(b)	The exercise price per share of $9.00 exceeded the closing price of the Company’s common stock on the date of grant of $6.46 per share.

(c)	The exercise price per share is the average of the high and low of the Company’s common stock on the NYSE on the date of grant.

Aggregated Options/ SARs Exercised in 2003 and Option/ SAR Values at December 31, 2003

      The following table reflects the number of shares acquired by exercising options/ stock appreciation rights (“SARs”) and the value received thereon by the named executive officers, the number of unexercised stock options/SARs remaining at year-end 2003 and the potential value thereof based on the year-end fair market value of our common stock as defined in our 1993 Plan of $14.625 per share.

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options/SARs			In-the-Money Options/SARs
	Shares		at December 31, 2003(#)			at December 31, 2003($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Bruce A. Smith	—	—	1,476,233	(a)	481,667	$3,726,362	$2,998,298
William T. Van Kleef	—	—	761,737		264,583	1,737,101	1,511,608
James C. Reed, Jr.	5,383	102,150	405,693		169,167	727,947	1,105,315
Thomas E. Reardon	—	—	298,300		117,500	974,097	813,669
Gregory A. Wright	—	—	144,120		87,500	331,138	357,142

(a)	The number of exercisable options/ SARs includes 175,000 phantom stock options that were granted to Mr. Smith in 1997 with a term of ten years.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company has prepared the following report regarding 2003 executive compensation. The Compensation Committee, which is composed entirely of independent directors, is responsible for the review, interpretation and administration of all components of the Company’s senior executive compensation programs and for the review and approval of the aggregate cost-related aspects of other compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties.

Compensation Philosophy and Objectives of Executive Compensation Programs

      The Company’s compensation philosophy is to provide a total compensation program to executive and other key employees that will (i) enable the Company to retain and attract management talent; (ii) inspire teamwork and motivate superior performance; (iii) compensate all employees fairly, equitably and competitively; and (iv) align performance with the long-term interests of stockholders. The application of this philosophy is intended to:

•	Emphasize performance-oriented compensation that balances rewards for short-term and long-term results in a manner that puts a significant portion of executive compensation at risk;

•	Focus executives on measurements that encourage strong financial and operational performance; and

•	Encourage the creation of stockholder value through the achievement of strategic objectives.

      The Compensation Committee determines competitive levels of compensation using published compensation surveys (for energy and general industry companies of comparable size to the Company as measured by revenues), information obtained from an executive compensation consulting firm or firms, and analysis of compensation data contained in proxy statements for selected energy industry peer companies. However, these data are used only as reference points in making executive pay decisions, together with the Compensation Committee’s (and the Board’s) assessment of Company and individual performance.

      The Company’s compensation programs for executives include base salaries, annual performance incentives, long-term incentives and certain executive benefits. Each of these compensation programs is further detailed below.

Description of the 2003 Executive Compensation Programs

Base Salaries

      Base salaries for the Company’s senior executive officers in 2003 were reviewed through comparisons with the market survey data described above. The Compensation Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market base salary rates at the fiftieth percentile of energy and general industry companies of comparable size to the Company (as measured by revenues), average annual salary increases for executives in companies of all sizes across the country, overall corporate financial performance, and individual roles and performance. These criteria are assessed in a non-formula fashion and are not weighted. The base salaries for all five named executive officers were adjusted in 2003 in an effort to regain market-competitive rates. For three of the named executives, the 2003 adjustment was the first adjustment in base salary since 1999.

Annual Performance Incentives

      Under the Company’s 2003 annual incentive strategy, senior executive target awards were set to bring total annual compensation near the fiftieth percentile of the market survey data upon achievement of target performance, with an opportunity to achieve top quartile payouts for outstanding results.

      For 2003, the strategy for senior executives was structured so that 75 percent of the annual incentive opportunity was tied to corporate financial objectives and 25 percent was tied to individual/ team performance or specific operational metrics, such as operating profit, safety and environmental stewardship. The Compensation Committee established two corporate financial objectives, debt reduction and cost control, which were designed to drive higher stockholder value by improving the Company’s balance sheet and cost structure.

Long-Term Incentives

      The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company’s stock price performance since stock-related compensation is directly tied to stockholder value.

      In 2003, the Compensation Committee made stock option grants to two of the five named executive officers. The first grant was made in March 2003, and the second grant was made in April 2003. To provide a strong focus on pay-for-performance, the Compensation Committee chose to price the March grant at a premium. These premium-priced options have exercise prices requiring about a 42 percent increase in stock price over the fair market value on the date of grant in order for the participant to receive any appreciation value from the options. The April 2003 grant was granted at fair market value on the date of grant. The total expected value of all grants during 2003 was less than the market fiftieth percentile.

Other Executive Benefits and Perquisites

      The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for certain senior executive officers, a flexible perquisites program (with a dollar limit placed on perquisite expenses) and employment agreements. Levels of Company benefits and perquisites for executives were in line with market fiftieth to seventy-fifth percentile levels.

Discussion of 2003 Compensation for the Chief Executive Officer

      The discussion below applies to Mr. Smith’s 2003 compensation.

Base Salary

      Mr. Smith’s annual base salary rate was adjusted in 2003 to $1,000,000, and his flexible perquisites reimbursement was eliminated for all years after 2003. The year 2003 was the first year Mr. Smith’s base salary was changed since 1999. Also, in December of 2003, the Company entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with Mr. Smith employing him for five more years.

Annual Incentive Award

      Mr. Smith earned an annual bonus of $1,787,500 compared to a target amount of $1,000,000 and a maximum amount of $2,500,000. The award was higher than target due to the success of the debt reduction performance and the improvement in the Company’s share price from $4.52 on December 31, 2002 to $14.57 on December 31, 2003.

Stock Options

      During March of 2003, Mr. Smith received 60,000 nonqualified stock options with an exercise price exceeding the fair market value on the date of grant, as previously described. Under the terms of his Employment Agreement, Mr. Smith is required to hold in the form of shares of common stock at least

50 percent of the net proceeds of all stock options exercised until certain stock ownership guidelines (described below) have been satisfied.

Restricted Stock and Stock Ownership

      To further align the interests of the Chief Executive Officer with stockholders, the Compensation Committee developed stock ownership guidelines. Pursuant to Mr. Smith’s Employment Agreement, Mr. Smith is required to own Company stock equal to at least five times his annual base salary beginning on the fourth anniversary of the effective date of the Employment Agreement and through the end of its term. As a further inducement for Mr. Smith to continue employment with the Company for five more years, Mr. Smith was awarded 250,000 shares of restricted stock. The shares were issued with the restrictive legend in March 2004. Provided there is no interruption in Mr. Smith’s employment, the shares will vest in five equal annual installments beginning in February 2005. Only vested shares will be included in the amounts needed to achieve the stock ownership guidelines.

      In addition, under the Employment Agreement the Company will award to Mr. Smith one share of restricted stock for each share of stock purchased by Mr. Smith up to 250,000 shares. Any such restricted stock will vest on the fifth anniversary of the effective date of the Employment Agreement, provided there is no interruption in Mr. Smith’s employment.

Limitation of Tax Deduction for Executive Compensation

      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. The Company believes that its stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to the Company’s success, such as encouraging employee retention and rewarding achievement.

Compensation Committee of the Board of Directors

William J. Johnson, Chairman

Patrick J. Ward
Donald H. Schmude
A. Maurice Myers

March 10, 2004

Performance Graphs

      The Stock Price Performance Graphs below compare the cumulative total return of our common stock to the cumulative total return of the S&P 500 Composite Index and to a composite peer group of companies. The composite peer group (the “Peer Group”) includes the following: Frontier Oil Corporation, Giant Industries, Inc., Holly Corporation, Premcor Inc., Sunoco, Inc. and Valero Energy Corporation. The first line graph below is for the period of five fiscal years commencing December 31, 1998, and ending December 31, 2003, and the second line graph below is for the one year period commencing December 31, 2002, and ending December 31, 2003.

Comparison of Five Year Cumulative Total Return*

Among the Company, the S&P 500 Index and Composite Peer Group

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

TSO	$100.00	$95.30	$95.80	$108.08	$37.26	$120.12
S&P 500	$100.00	$119.53	$107.41	$93.40	$71.57	$90.46
Peer Group	$100.00	$79.12	$126.60	$180.16	$206.93	$302.66

*	Assumes that the value of the investment in common stock and each index was $100 on December 31, 1998, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

Comparison of One Year Cumulative Total Return*

Among the Company, the S&P 500 Index and Composite Peer Group

	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003

Tesoro	$100.00	$163.72	$152.23	$187.19	$323.08
S&P 500	$100.00	$96.40	$110.76	$113.20	$126.38
Peer Group	$100.00	$121.22	$111.64	$120.38	$145.56

*	Assumes that the value of the investment in common stock and each index was $100 on December 31, 2002, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

NOTE: The stock price performance shown on the graphs is not necessarily indicative of future price performance.

Retirement Benefits

      We maintain a noncontributory qualified Retirement Plan that covers officers and other eligible employees. Benefits under the plan are payable either on a straight-life annuity basis or a lump-sum basis and are based on the average monthly earnings, years of service and ages of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonuses received by the participating employee during the 36 consecutive months that produce the highest average monthly rate of earnings out of the last 120 months of service.

      In addition, we maintain an unfunded executive security plan, the Amended Executive Security Plan (“Amended Plan”), for executive officers and other defined key personnel, with the exception of Mr. Smith, whose retirement benefits are provided for in his employment contract discussed below. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant’s Earnings. “Earnings” is defined under the Amended Plan to mean a participant’s average monthly rate of total compensation, primarily salary and bonus received (including performance bonuses and incentive compensation paid after December 1, 1993, in the form of stock awards of our common stock), for the 36 consecutive calendar months within the last ten-year period that produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment by us of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from our Retirement Plan and Social Security benefits.

      We terminated the Funded Executive Security Plan (“Funded Plan”) in December 2003, to more closely align executive compensation with stockholder interests, and benefits from the Funded Plan were paid to the Funded Plan participants. Messrs. Van Kleef, Reed and Reardon will continue to be covered under the previously described Amended Plan, however, benefits from the Amended Plan for Messrs. Van Kleef, Reed and Reardon will be reduced by the equivalent benefits that each received from the Funded Plan.

      The following table shows the estimated annual benefits payable upon retirement under our Retirement Plan and the Amended Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payments for life. Effective January 1, 2003, the federal tax law limitation on maximum annual retirement benefits payable by the Retirement Plan to any employee remained unchanged at $160,000. However, since the Amended Plan is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), it is possible for certain retirees to receive annual benefits in excess of this statutory limitation.

	Number of Years of Benefit Service
Highest Average
Rate of Compensation	10	15	20	25	30

$ 500,000.	$200,000	$250,000	$300,000	$325,000	$350,000
$ 600,000.	$240,000	$300,000	$360,000	$390,000	$420,000
$ 700,000.	$280,000	$350,000	$420,000	$455,000	$490,000
$ 800,000.	$320,000	$400,000	$480,000	$520,000	$560,000
$ 900,000.	$360,000	$450,000	$540,000	$585,000	$630,000
$1,000,000.	$400,000	$500,000	$600,000	$650,000	$700,000
$1,100,000.	$440,000	$550,000	$660,000	$715,000	$770,000
$1,200,000.	$480,000	$600,000	$720,000	$780,000	$840,000
$1,300,000.	$520,000	$650,000	$780,000	$845,000	$910,000
$1,400,000.	$560,000	$700,000	$840,000	$910,000	$980,000
$1,500,000.	$600,000	$750,000	$900,000	$975,000	$1,050,000

      The years of benefit service as of December 31, 2003, for the named executive officers were as follows: Mr. Smith — 11 years; Mr. Van Kleef — 10 years; Mr. Reed — 29 years; Mr. Wright — 8 years; and Mr. Reardon — 23 years.

      In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit of four times a participant’s annual base pay as of December 1 preceding a participant’s date of death payable over eight years.

Employment Contracts, Management Stability Agreements and Change-In-Control Arrangements

      We have entered into employment agreements with certain of our officers, the specifics of which are detailed below. The purpose of these agreements is to ensure continued stability, continuity and productivity among members of our management team.

      Mr. Smith’s employment agreement, dated December 3, 2003, is for a five-year term at an annual base salary (the “Base Salary”) of no less than $1,000,000. In addition to the Base Salary, we will establish an annual incentive compensation strategy for Mr. Smith in which he will be entitled to participate in a manner consistent with his position and consistent with the evaluation of his performance by the Governance Committee of the Board. The target incentive bonus will be 100 percent of his Base Salary as in effect each year; however, his actual annual bonus may range from 0 percent to 250 percent and will be determined based upon achievement of performance goals established by the Compensation Committee.

      Under the agreement, the Board, effective as of December 11, 2003, granted Mr. Smith an award of 250,000 restricted shares of our common stock under the Amended and Restated Executive Long-Term Incentive Plan that will vest in equal installments 60 days after each of the first five anniversaries of December 3, 2003, subject to Mr. Smith’s continuous employment with us for the first four years through the applicable vesting date, and for the fifth year, through December 3, 2008. We also will award Mr. Smith one share of restricted stock for each share of our common stock purchased by him on or after December 3, 2003, which will vest and become non-forfeitable on December 3, 2008; provided, however, no more than 250,000 shares of common stock purchased by Mr. Smith will be matched.

      Beginning on December 3, 2007, through the end of the term of Mr. Smith’s employment contract, Mr. Smith will be required to own our common stock equal to five times his Base Salary, based on the average common stock value as of December 3, 2007. For the purposes of this stock ownership requirement, Mr. Smith’s common stock holdings will not include unvested shares of restricted stock. From December 3, 2003, Mr. Smith is required to retain 50 percent of all net stock options exercised in shares until he meets the requirement set forth in this paragraph.

      Mr. Smith also is entitled to the following supplemental annual retirement benefits: (i) $700,000, if he is employed on or after December 3, 2008, (ii) $500,000, if he is employed on December 3, 2007, (iii) $300,000, if he is employed on December 3, 2006, (iv) $200,000, if he is employed on December 3, 2005, (v) $100,000, if he is employed on December 3, 2004, and (vi) $0 if he is no longer employed as of December 3, 2004. The first applicable supplemental retirement benefit will become payable upon the termination of Mr. Smith’s employment with us, and such supplemental retirement benefit will be payable each year to him through the remainder of his life, with a 50 percent right of survivorship.

      If Mr. Smith’s employment is terminated by reason of death or disability or for cause, or if he voluntarily terminates his employment other than for “good reason” (as defined in his employment agreement), the following compensation and benefits are payable to him or his beneficiary, as the case may be: (i) any accrued but unpaid Base Salary, reimbursable expenses, vacation and bonuses, (ii) an amount equal to the Base Salary that would have been payable to him if he had continued in employment for two additional years (in the case of his disability, such amounts will be reduced by any payments under any long-term disability plan or arrangement we pay for), (iii) all benefits to which he may be entitled pursuant to our plans, policies and arrangements and (iv) in the case of termination by death or disability, a pro-rated “bonus” or incentive compensation payment for the period in which such termination occurred to the extent payments are awarded to senior executives. If Mr. Smith’s employment is terminated by death or disability, stock options awarded to him and restricted stock grants will be fully vested and will be exercisable for one year from the date of his termination. In the event of voluntary termination, Mr. Smith will have 90 days following termination to exercise any previously vested options. If he is terminated for cause, all options he holds, whether vested or unvested, will be cancelled.

      If we terminate Mr. Smith’s employment without cause or Mr. Smith terminates his employment with us for “good reason”, we will pay or provide to him (i) any accrued but unpaid Base Salary, reimbursable expenses, vacation and bonuses, (ii) any benefits to which he may be entitled pursuant to our plans, policies and arrangements, (iii) an amount equal to two times the sum of his Base Salary plus his annual target bonus, of which one-half will be paid in a lump sum and one-half will be paid during the two year period beginning on the date of his termination, and (iv) coverage for Mr. Smith and his spouse and dependents under all health benefit plans, programs or arrangements in which Mr. Smith was entitled to participate at any time during the twelve-month period prior to the date of termination, until the earliest of (a) the second anniversary of the date of termination, (b) his death, or (c) the date he becomes covered by another employer. In addition, except to the extent prohibited by law, Mr. Smith will be 100 percent vested in all benefits, awards and grants accrued but unpaid as of the date of termination. He also will be eligible for a bonus or incentive compensation payment for the year during which such termination occurs, on the same basis and to the same extent payments are made to senior executives. Mr. Smith will continue to vest in all stock option awards or restricted stock awards over the two-year period commencing on the date of any termination without cause or for “good reason”, and he will have two years and six months after the date of termination to exercise all options, except to the extent an option expires at an earlier date.

      If a change in control of the Company occurs and either (i) Mr. Smith elects, at any time between the first and second years following such change in control, to cease being our chief executive officer or (ii) his employment is terminated within two years following such change of control either by us for any reason other than for cause or by him for “good reason”, then in any such case we will pay him an amount equal to three times the sum of his Base Salary plus his target annual bonus as then in effect, payable in a lump-sum payment within five days following the later of the change in control or the date he ceases to be our chief executive officer. If Mr. Smith is terminated for any reason other than for cause on or after the date of the change of control, the amounts described in the immediately preceding sentence will be in lieu of any amounts otherwise due to him in the paragraphs above and he will be entitled to a continuation of any benefits to which he would otherwise be entitled pursuant to our plans, policies and arrangements for the longer of the period in the paragraphs above or for three years following the change in control. In addition, except to the extent prohibited by law, Mr. Smith will be 100 percent vested in all benefits, awards and grants (including stock option grants and stock awards, all of such stock options remaining exercisable for a period of at least three years following the change in control) accrued but unpaid as of the change in control, as well as the $700,000 supplemental retirement benefit described above. He also will receive a bonus or incentive compensation payment equal to 250 percent of his Base Salary as then in effect, pro-rated as of the effective date of his termination, payable within five days after the later of the change of control or the date that he ceases to be our chief executive officer. Subject to Mr. Smith’s right to terminate his employment for “good reason” following a change of control, which right he will fully retain, Mr. Smith has agreed to continue to serve as our chief executive officer for at least a one-year period following a change of control before exercising his right to receive the compensation described in this paragraph.

      Mr. Smith’s employment agreement further provides that if remuneration or benefits of any form paid to him by us or any trust funded by us during or after his employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20 percent excise tax imposed by Section 4999 of the Code, we will pay him a bonus no later than 30 days following the event that subjects him to such excise tax in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by him as a result of the bonus, assuming that he will be subject to federal income taxes at the highest individual marginal tax rate.

      Mr. Van Kleef’s and Mr. Reed’s employment agreements, dated October 28, 1998, provide annual base salaries of $570,000 and $460,000, respectively, and are for terms of two years with renewals for an additional year on the anniversary date in October of each year, unless we terminate the agreement in accordance with its terms. In addition to their base salaries, we will establish an annual incentive compensation strategy for Messrs. Van Kleef and Reed in which they will be entitled to participate in a manner consistent with their position with us and consistent with the evaluations of their performance by the Governance Committee of the Board. The target incentive bonus under the 2003 annual incentive compensation strategy was a percentage of the respective officer’s annual base salary and was 90 percent for Mr. Van Kleef and 75 percent for Mr. Reed. Each of Messrs. Van Kleef and Reed also will receive $20,000 annually (“flexible perquisite amount”) to cover various business-related expenses. Each executive may elect at any time by written notice to us to receive in cash any of such flexible perquisite amount that has not been paid to or on his behalf. We also will pay initiation fees for social clubs and reimburse Messrs. Van Kleef and Reed for related tax expenses to the extent the Board, or a duly authorized committee thereof, determines such fees are reasonable and in our best interest.

      If either Mr. Van Kleef or Mr. Reed is terminated without cause, or resigns his employment for “good reason” (as “good reason” is defined in the employment agreements), or if we shall not have offered to either executive prior to the termination date of his employment agreement the opportunity to enter into a new employment agreement, with terms, in all respects, no less favorable to him than the terms of his current employment agreement, he will be paid a lump-sum payment equal to (i) two times the sum of (a) his base salary at the then current rate and (b) the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs, and (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs prorated daily through the date of termination. Each executive also shall receive all unpaid bonuses for any years prior to the year in which the termination occurs and shall receive (i) for a period of two years continuing coverage and benefits comparable to all life, health and disability insurance plans that we from time to time make available to our management executives and their families, (ii) a lump-sum payment equal to two times his flexible perquisites amount, and (iii) two years additional service credit under our Amended Plan, or successors or supplements thereto, applicable to him on the date of termination. In such event of termination without cause or for “good reason”, all unvested stock options held by either such executive on the date of the termination shall become immediately vested, and all restrictions on “restricted stock” then held by him shall terminate.

      If either Mr. Van Kleef’s or Mr. Reed’s employment is involuntarily terminated within two years of a change of control or is voluntarily terminated for “good reason” within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate; (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs prorated daily through the date of termination; and (iii) a lump-sum payment equal to the amount of any accrued but unpaid bonuses. We (or our successor) also will provide (i) for a period of three years continuing coverage and benefits comparable to all of our life, health and disability plans in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal to three times flexible perquisites amount; and (iii) three years additional service credit under the Amended Plan, or successors and supplements thereto, applicable to him on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than our merger where a majority of the Board of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our stockholders approve any plan or proposal for liquidation or dissolution, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted our Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by our stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      Each of Mr. Van Kleef’s and Mr. Reed’s employment agreements further provides that if remuneration or benefits of any form paid to such executive officer by us or any trust funded by us during or after his employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20 percent excise tax imposed by Section 4999 of the Code, we shall pay him a bonus no later than seven days prior to the due date for the excise tax return in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by him as a result of the bonus, assuming that he will be subject to federal income taxes at the highest individual marginal tax rate.

      We have separate Management Stability Agreements (“Stability Agreements”) with Mr. Wright and Mr. Reardon that are operative only in the event of a change of control. The Stability Agreements provide that, if either Mr. Wright’s or Mr. Reardon’s employment is involuntarily terminated within two years of a change of control or if either voluntarily terminates his employment for “good reason” (as defined in the Stability Agreements) within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate and (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs or the year in which the change of control occurs, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs prorated daily through the date of termination. We (or our successor) also will provide continuing coverage and benefits comparable to all of our life, health and disability plans for a period of 36 months for each such executive, and he would receive three years additional service credit under the Amended Plan, or successors or supplements thereto, applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than our merger where a majority of the Board of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our stockholders approve any plan or proposal for our liquidation or dissolution, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted our Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by our stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

2. AMENDMENT TO THE TESORO PETROLEUM CORPORATION

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      On March 11, 2004, the Board of Directors unanimously approved, subject to the approval of the stockholders, an amendment (the “1995 Plan Amendment”) to the 1995 Plan, a copy of which is attached as Exhibit C to this Proxy Statement and is incorporated herein by reference. The Board is unanimously recommending that our stockholders approve the 1995 Plan Amendment that would (1) extend the term of the 1995 Plan from its current expiration date of February 23, 2005 to February 23, 2010 and (2) increase the total number of shares of our common stock available for grant under the 1995 Plan from 300,000 to 450,000. The extension in the term of the 1995 Plan and the increase in the total number of shares available are necessary because the term of the 1995 Plan will expire as of February 24, 2005, and as of March 22, 2004, only 141,000 shares of our common stock were available for grant under the 1995 Plan. The Board of Directors believes that the number is insufficient to provide for the future participation of non-employee directors who are eligible for grants under the 1995 Plan.

      Persons eligible to participate in the 1995 Plan include all of our non-employee directors, who are not eligible to participate in our other stock-based compensation programs. It is presently anticipated that six directors of the Company would be considered eligible to receive future stock incentives under the 1995 Plan.

1995 Plan Summary

      The 1995 Plan was approved by our stockholders at the annual meeting of stockholders held on May 4, 1995, and an amendment to the 1995 Plan increasing the number of shares available for grant from 150,000 to 300,000 was approved by our stockholders at the annual meeting of stockholders held on June 20, 2002. The 1995 Plan is intended as an incentive to encourage non-employee directors, who are not eligible to participate in our other stock-based compensation programs, to increase their stock ownership and proprietary interest in the success of the Company and to continue as our directors. The purpose of the 1995 Plan is to continue to attract to the Board and to retain highly qualified individuals by enabling them to participate in our growth through automatic, non-discretionary annual stock option awards. The material provisions of the 1995 Plan as amended to date and as proposed to be further amended as described in this proxy statement, are summarized as follows, but are qualified in entirety by reference to the full text of the 1995 Plan. Only those members of the Board who are not employees of the Company or any of its subsidiaries are eligible to participate in the 1995 Plan. The 1995 Plan provides that options to purchase 5,000 shares of our common stock will be awarded to each new non-employee director and options to purchase 3,000 shares of our common stock will be awarded to every non-employee director on the day following each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held, until the termination of the 1995 Plan. The 1995 Plan currently provides that no options may be granted after February 23, 2005, although the 1995 Plan Amendment proposes to extend the term of the 1995 Plan to February 23, 2010.

      Options granted under the 1995 Plan are required to be non-qualified stock options. The exercise price of each option granted under the 1995 Plan will be 100 percent of the fair market value (as defined in the 1995 Plan) of a share of our common stock on the date such option is granted. The closing price per share of our common stock as traded on the NYSE on March 22, 2004, was $17.56. Stock options granted under the 1995 Plan will vest and become exercisable six months after the dates of grant and will generally remain exercisable for a term of ten years. The exercise price shall be paid to us in cash or, under certain circumstances, in shares of our common stock valued at fair market value on the date of exercise. If an optionee ceases to be a director for any reason other than death, permanent disability or retirement from the Board, any option that is then vested will remain exercisable for the shorter of the remaining term or three months following the date of such cessation. If a director dies, becomes permanently disabled while in office or retires from our Board, any option that is then held by him will continue fully in effect following the date of such death, disability or retirement (including provisions for subsequent vesting of the options) and will terminate on the date of expiration of the option whether or not the option was vested and exercisable on the date of such death, disability or retirement. Upon the death of an optionee, his executors, administrators or any person or person to whom his option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the option, to exercise the option in respect to the number of shares that the optionee would have been entitled to exercise if he were still alive. The 1995 Plan provides for an adjustment in the number of shares covered by stock options granted and exercise prices upon a subdivision or consolidation of shares, a recapitalization, stock split, stock dividend, merger and certain other corporate events. There are generally no federal tax consequences to a director or to us upon the grant of a non-qualified stock option under the 1995 Plan. Subject to limited exceptions, a director or former director will recognize compensation income, and we will generally be entitled to a tax deduction, on the date of the exercise of a non-qualified stock option equal to the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the stock option exercise price. If the exercise price is paid in whole or in part in shares of our common stock, no income, gain or loss is recognized by a director or former director on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. Subject to limited exceptions, the fair market value of the remainder of the shares received upon exercise of a non-qualified option, determined as of the date of exercise, less the amount of cash paid upon exercise, if any, is treated as compensation income received by the director or former director and is deductible by us for tax purposes.

Required Stockholder Approval

      The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the 1995 Plan Amendment. Under Delaware law and the Restated Certificate of Incorporation and By-laws, Abstentions as to proposal two will have the same effect as votes against such proposal. In addition, the NYSE rules require that equity compensation plans that require stockholder approval must be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over fifty percent in interest of all shares entitled to vote on the proposal. Broker Non-Votes, therefore, do not constitute votes “cast” and will not be included in calculating the number of votes necessary for approval of the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

3. AMENDMENT TO THE TESORO PETROLEUM CORPORATION

AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

      On March 11, 2004, the Board unanimously approved, subject to the approval of the stockholders, an amendment (the “1993 Plan Amendment”) to our Amended and Restated Executive Long-Term Incentive Plan, as amended (the “1993 Plan”), a copy of which is attached as Exhibit D to this Proxy Statement and is incorporated herein by reference. The Board is unanimously recommending that our stockholders approve the 1993 Plan Amendment, which would: (1) increase the total number of shares available for grant under the 1993 Plan from 7,250,000 shares to 9,250,000 shares, (2) increase from 750,000 to 1,500,000 the limitation on the total number of those shares that may be granted as restricted stock during the life of the Plan and include within the limitation grants of performance shares and performance units, and (3) expressly provide that options granted under the plan may not be repriced without stockholder approval.

      As a result of prior grants, the number of shares available for grant under the 1993 Plan has been reduced to 489,102. Only 25,000 shares can be granted in the form of restricted stock. The Board has determined that the remaining shares available in the 1993 Plan are insufficient to continue the 1993 Plan’s effectiveness, and that increasing the number of shares available for grant is important to accomplish the Company’s goals behind its newly implemented stock ownership policies for senior executives. The Board has not repriced any options granted under the 1993 Plan and believes that adding an express requirement that stockholders approve any repricing is an important element of a responsible equity incentive compensation plan.

      The 1993 Plan provides that all full-time active employees of the Company and its subsidiaries are eligible to participate in the plan as determined by the Compensation Committee of our Board. It is presently anticipated that approximately 18 executive officers of the Company would be considered eligible to receive future stock incentives under the 1993 Plan.

Summary of the 1993 Plan

      The 1993 Plan was approved by our stockholders at the annual meeting of stockholders held on February 9, 1994. An amendment to the 1993 Plan increasing the number of shares available for grant thereunder was approved by our stockholders at the annual meeting of stockholders held on June 20, 2002, and an amendment extending the expiration date for the grant of awards under the 1993 Plan was approved at the 2003 annual meeting of stockholders. The material provisions of the 1993 Plan, as amended to date and as proposed to be further amended as described in this Proxy Statement, are summarized as follows, but are qualified in entirety by reference to the full text of the 1993 Plan. Persons eligible to participate in the 1993 Plan include all full-time, active employees of the Company, including directors who are also employees of the Company. The 1993 Plan is administered by the Compensation Committee, and subject to the provisions of the 1993 Plan, the Compensation Committee may, from time to time, select from all eligible employees, those to whom awards will be granted.

      The 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. It permits the grant of awards in a variety of forms, including (i) restricted stock, (ii) nonqualified stock options (“options”), (iii) SARs and (iv) performance shares and performance unit awards (collectively, “awards”). The 1993 Plan currently provides for the grant of up to 7,250,000 shares of our common stock. As amended by the 1993 Plan Amendment, the 1993 Plan will provide for grants of a maximum of 9,250,000 shares, which may be granted as awards, subject to an aggregate maximum of 1,500,000 shares of performance shares, performance units, and restricted stock (725,000 shares of restricted stock and options to purchase 6,035,898 shares of our common stock have already been issued under the 1993 Plan).

      The closing price per share of our common stock as traded on the NYSE on March 22, 2004, was $17.56. If any award granted under the 1993 Plan is canceled, terminates, expires or lapses for any reason, subject to certain limited exceptions, any shares subject to such award will become available for additional awards under the 1993 Plan. However, in the event that prior to the award’s cancellation, termination, expiration or lapse, the holder of the award at any time received one or more “benefits of ownership” pursuant to such award (as defined by the SEC, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the shares subject to such award will not be made available for regrant under the 1993 Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Compensation Committee will equitably adjust the aggregate number of shares subject to the 1993 Plan, the number of shares subject to each outstanding award and the exercise prices of outstanding options.

      Subject to the stockholder approval requirements of the NYSE, the 1993 Plan may be amended, modified or terminated by the Board. However, without stockholder approval, no such amendment, modification or termination may (a) with limited exceptions, materially increase the total number of shares that may be issued, (b) materially modify the eligibility requirements for participation or (c) materially increase the benefits accruing to participants. The grant of awards under the 1993 Plan will cease as of September 15, 2008.

      Stock options granted under the 1993 Plan provide for purchase of shares of our common stock at prices determined by the Compensation Committee; provided that the option price shall not be less than the fair market value (as defined in the 1993 Plan) thereof on the date the option is granted unless such option is granted in connection with a deferral election under the 1993 Plan. The number of stock options that an individual participant may be granted from the 1993 Plan during any fiscal year of the Company is limited to 500,000 shares.

      Options granted under the 1993 Plan are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve, but in no event may any option be exercisable prior to six months following its grant. There are no outstanding grants of incentive stock under the 1993 Plan and no grants of incentive stock options are allowed under the 1993 Plan on or after September 15, 2003. Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during the participant’s lifetime. The option exercise price is payable in cash or in shares of our common stock having a fair market value equal to the exercise price that have been held by the participant for at least six months, or in a combination of cash and such shares. The Compensation Committee also may allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board Regulation T, subject to applicable securities laws. Upon the termination of the participants’ employment due to death, disability or retirement, any option that is then vested will remain exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability, or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon termination of employment of a participant for any reason other than set forth in the preceding sentence, all options held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant’s employment for any reason, all options then held by the participant that are not then vested shall be forfeited; provided, however, the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding options held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the options are vested.

      There are ordinarily no federal tax consequences either to the participant or to us upon the grant of a stock option. Generally, on exercise of a nonqualified stock option, the amount by which the fair market value of our common stock on the date of exercise exceeds the stock option exercise price will generally be taxable to the participant as compensation income and will generally be deductible for tax purposes by us. The disposition of shares of our common stock acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the participant but will have no tax consequences for us.

      SARs granted under the 1993 Plan may take the form of affiliated SARs, freestanding SARs, tandem SARs, or any combination of these forms of SARs. Affiliated SARs may be granted in connection with related stock options and may be automatically exercised upon exercise of the related stock option, with the grant price being equal to the option price of the related stock option. Freestanding SARs may be granted independent of the grant of any stock option with a grant price at least equal to the fair market value of a share of our common stock on the date of grant. Tandem SARs are granted in conjunction with a related stock option at a grant price equal to the option price of the related stock option. Either the stock option or the tandem SAR will be adjusted for exercise of the other since the exercise of a stock option or the tandem SAR requires the surrender of the right to exercise the equivalent portion of the stock option or the tandem SAR, as applicable. The term of any SAR granted under the 1993 Plan may not exceed ten years.

      Upon exercise of an SAR, the participant will receive the difference between the fair market value of one share of our common stock on the date of exercise and the grant price, multiplied by the number of shares with respect to which the SAR is exercised. Payment received upon exercise of an SAR may be in cash, in shares of our common stock having a fair market value equal to the value of the SAR being exercised, or partly in cash and partly in shares of our common stock, as determined by the Compensation Committee in its discretion. The Compensation Committee may impose restrictions on the exercise of SARs, including the imposition of window periods for exercise of an SAR for persons required to file reports pursuant to the provisions of Section 16 of the Exchange Act. Upon the death, disability or retirement of a participant, all outstanding SARs that are exercisable on the termination date shall remain exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon the termination of employment of a participant for any reason other than set forth in the preceding sentence, all SARs held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant’s employment for any reason, all SARs then held by the participant that are not then vested shall be forfeited; provided, however, that the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the SARs of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding SARs held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the SARs are vested. SARs may only be transferred under the laws of descent and distribution and shall be exercisable during his or her lifetime only by the participant.

      As a general rule, no federal income tax is imposed on the participant upon the grant of an SAR. In addition, we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of an SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of any shares distributed to the participant.

      Upon the exercise of an SAR, subject to the application of Section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant. Upon a subsequent disposition of any shares received upon exercise of an SAR, any appreciation after the date of exercise should qualify as capital gain.

      The Compensation Committee may grant restricted shares of our common stock to eligible employees, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Compensation Committee shall determine in its discretion. The total amount of restricted stock that currently can be awarded during the life of the 1993 Plan is limited to 750,000 shares of our common stock, of which 725,000 shares have been issued; however, this limit will increase to 1,500,000 shares of common stock (775,000 shares remaining available for grant in the form of restricted stock, less any future shares granted as performance shares or performance units) if the 1993 Plan Amendment is approved. Certificates for the shares of our common stock covered by the award shall have appropriate restrictive legends placed on them with respect to such restrictions. Subject to the applicable restrictions, the grantee shall have the rights of a stockholder with respect to such shares, provided, however, that such shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period established by the Compensation Committee or upon earlier satisfaction of any other conditions specified by the Compensation Committee in its sole discretion. In addition, no restricted stock granted under the 1993 Plan may become vested in a participant sooner than six months following the date of its grant. In the event the employment of a participant is terminated by reason of death, disability or retirement, all unvested shares of restricted stock shall immediately be forfeited; provided, however, that the Compensation Committee, in its sole discretion, shall have the right to provide for accelerated vesting of some or all unvested shares of restricted stock. In the event employment of a participant shall terminate for any other reason, all shares of restricted stock held by the participant that are not vested as of the effective date of the termination of employment shall be immediately forfeited and returned to us; provided, however, that the Compensation Committee, in its sole discretion, shall have the right, except in the case of termination of employment for cause, to provide for the lapse of restrictions on the restricted stock following employment termination, upon such terms and provisions as it deems proper.

      A participant who has been granted restricted stock under the 1993 Plan will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction. Dividends paid to the participant during the period that the forfeiture restrictions apply also will be treated as compensation income to the participant and deductible as such by us.

      The participant, however, may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the participant makes this election, (a) we will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in section 162(m) of the Code), (b) dividends paid to the participant during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

      The Compensation Committee may grant performance shares and performance units awards to eligible employees, in such amounts, and subject to such terms and conditions as the Compensation Committee shall in its discretion determine. If the 1993 Plan Amendment is approved, the total amount of performance shares or performance units that can be awarded under the 1993 Plan will be 1,500,000 shares (less those shares granted as restricted stock awards). Upon the attainment of performance goals established by the Compensation Committee, the grantee of such awards shall receive payment of the value of performance shares and performance units earned in cash or shares of our common stock or in a combination of cash and shares of our common stock, that have an aggregate fair market value equal to the value of the earned performance shares or performance unit awards at the close of the applicable performance period, in such combination as the Compensation Committee shall, in its sole discretion, determine. In the event the employment of a participant is terminated by reason of death, disability, retirement or involuntary termination without cause during the performance period, the participant shall receive a prorated payout of the performance units and performance shares earned, which shall be determined by the Compensation Committee in its sole discretion, and which shall be based upon the length of time the participant held the award during the performance period and which shall be further adjusted based upon the achievement of the pre-established performance goals. Such payment in the event of termination shall be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period; provided, however, that the Compensation Committee, in its sole discretion, shall have the power to accelerate the payment of the performance units and performance shares to participants whose employment has terminated. In the event that a participant’s employment terminates for any reason other than the foregoing reasons, all performance units and performance shares shall be forfeited by the participant to us. Performance units and performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the participant’s lifetime, the participant’s rights under the 1993 Plan shall be exercisable only by the participant or the participant’s legal representative.

      A participant who is granted a performance unit under the 1993 Plan generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When the performance goals applicable to the performance units are attained and amounts are due under the performance units (either in cash and/or in shares of our common stock), the participant will be treated as receiving compensation taxable as ordinary income, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction.

      Performance shares granted under the 1993 Plan generally have the same tax consequences as restricted stock awards discussed above.

      Section 162(m) of the Code generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under section 162(m) as “performance-based” specifically is exempt from the deduction limit. Based on section 162(m) of the Code and the regulations issued thereunder, we believe that the income generated in connection with the exercise of nonqualified stock options granted under the 1993 Plan should qualify as performance-based compensation and, accordingly, our deductions for such compensation should not be limited by section 162(m) of the Code. Awards of SARs, restricted stock, performance shares and performance units under the 1993 Plan will not qualify as performance-based compensation and, therefore, our compensation expense deductions relating to such awards will be subject to the section 162(m) of the Code deduction limitation.

      In the event that (i) any “person,” as the term is defined under the Exchange Act (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock), acquires beneficial ownership of more than 50 percent of the outstanding voting securities, (ii) a majority of the individuals who constitute the Board at any time shall cease to be made up of “qualified directors,” or (iii) our stockholders approve a merger or consolidation with or involving any other corporation, other than in a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 50 percent of the outstanding voting securities of the Company immediately after such transaction, then any stock option or SAR outstanding shall become fully vested and fully exercisable, any restriction periods and restrictions imposed on restricted stock shall lapse, the target value obtainable under all performance units and performance shares shall be deemed to have been fully earned for the portion of the performance period that has elapsed through such date and the Compensation Committee may, in its discretion, make any other modifications to any awards as determined by the Compensation Committee to be deemed appropriate before the effective date of such transaction.

      A “qualified director” is a director who meets any of the following criteria: (1) was a director immediately after the effective date of the Reclassification (as defined in our Registration Statement on Form S-4, relating to the 1993 Annual Meeting of Stockholders), including the three new directors elected in connection therewith; (2) was a director immediately after our 1994 Annual Meeting of Stockholders; or (3) any director nominated for election as a director or elected to the Board by the directors to fill a vacancy by a vote of directors, and at the time of such nomination or election at least a majority of the directors were qualified directors.

Required Stockholder Approval

      The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the 1993 Plan Amendment. Under Delaware law and the Restated Certificate of Incorporation and By-laws, Abstentions as to proposal three will have the same effect as votes against such proposal. In addition, the NYSE rules require that equity compensation plans which require stockholder approval must be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over fifty percent in interest of all shares entitled to vote on the proposal. Broker Non-Votes, therefore, do not constitute votes “cast” and will not be included in calculating the number of votes necessary for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The table set forth below provides information regarding compensation anticipated to be received by certain of our directors under the 1995 Plan during 2004. As of March 22, 2004, there were 141,000 shares of our common stock available for grant under the 1995 Plan; if the 1995 Plan Amendment is approved at the annual meeting, an additional 150,000 shares will be available for grant under the 1995 Plan.

      As of March 22, 2004, there were 489,102 shares of our common stock available for grant under the 1993 Plan. If the 1993 Plan Amendment is approved at the annual meeting, an additional 2 million shares will be available for grant under the 1993 Plan. The Plan permits the issuance of awards in a variety of forms, including (i) restricted stock, (ii) nonqualified stock options (“options”), (iii) SARs, and (iv) performance share and performance unit awards. The amounts of future grants under the 1993 Plan are not determinable since the 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. Therefore, the table set forth below also provides information regarding compensation received under the 1993 Plan by certain of our officers during 2003.

New Plan Benefits

	1995 Plan		1993 Plan

	Dollar	Number	Dollar		Number
Name and Position	Value ($)	of Units	Value ($)		of Units

Bruce A. Smith	—	—	(a)(b	)	310,000 (c)
Chairman of the Board, President and CEO
William T. Van Kleef	—	—	—		—
Executive Vice President and Chief Operating Officer
James C. Reed, Jr.	—	—	—		—
Executive Vice President, General Counsel and Secretary
Thomas E. Reardon	—	—	—		—
Executive Vice President, Corporate Resources
Gregory A. Wright	—	—	(b	)	40,000
Executive Vice President and Chief Financial Officer
Executive Group	—	—	(a)(b	)	423,500
Non-Executive Director Group	(d )	23,000 (e)	—		—
Non-Executive Officer Employee Group	—	—	(b	)	132,000

(a)	Includes 250,000 shares of restricted stock valued at $3,295,000 on the date of grant.

(b)	All options awarded in 2003 under the 1993 Plan become exercisable in one-third increments each year from the date of grant and have an exercise price above or equal to the fair market value of our common stock on the date of the grant.

(c)	Includes 250,000 shares of restricted stock and options to purchase 60,000 shares of our common stock.

(d)	All options under the 1995 Plan become exercisable six months after the date of grant and have an exercise price equal to the fair market value of our common stock on the date of the grant.

(e)	Includes options to purchase 5,000 shares of our common stock granted to Mr. Goldman upon his election as a director and options to purchase 3,000 shares of our common stock to each of our non-employee directors following our 2004 annual meeting.

      The following table summarizes, as of December 31, 2003, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans (excluding any amendments to the 1995 Plan and the 1993 Plan to be voted on in connection with the 2004 Annual Meeting of Stockholders as described in this Proxy Statement; such amendments, if adopted, will increase the number of securities remaining available for future issuance under equity compensation plans by 2,150,000 shares).

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the Second
Plan Category	Warrants and Rights	Warrants and Rights	Column)

Equity compensation plans approved by security holders	5,658,070	$11.42	755,102
Equity compensation plans not approved by security holders(a)	611,200	$10.31	174,750

Total	6,269,270	$11.31	929,852

(a)	The Key Employee Stock Option Plan provides for the granting of stock options to eligible persons we employ who are not our executive officers. We granted stock options to acquire a total of 797,000 shares, of which 611,200 were outstanding at December 31, 2003, which become exercisable after one year in 25 percent annual increments. The options expire ten years after the date of grant. Our Board has suspended any future grants under the Key Employee Stock Option Plan.

      Subject to the NYSE stockholder approval requirements, at any time and from time to time, the Board of the Company may terminate, amend or modify the 1995 Plan or the 1993 Plan. However, without the approval of the stockholders of the Company, no such termination, amendment or modification may (1) materially increase the total number of shares that may be issued under the 1993 Plan (except for adjustments resulting from any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting our common stock), (2) materially modify the eligibility requirements or (3) materially increase the benefits accruing under the 1993 Plan. Similarly, without the stockholders’ approval, the Board generally (subject to certain exceptions) may not (1) change the aggregate number of shares which may be issued under options pursuant to the provisions of the 1995 Plan, (2) reduce the option price permitted for options under the 1995 Plan or (3) extend the term during which an option may be exercised or the termination date of the 1995 Plan. In addition, the terms of the 1995 Plan stating who may participate in the 1995 Plan, the number of shares of stock subject to an option which may be granted to any participant, the determination of the option price, the time for vesting and the term of an option may not be amended more often than once every six months.

4. APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for fiscal year 2004 be ratified by the stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the 2004 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so. Under Delaware law, the Restated Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the ratification of the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes “cast” on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 2004.

Audit Committee Report for Fiscal Year 2003

      The Audit Committee assists the Board in its oversight function of management’s process for preparing financial reports of the Company. The Audit Committee is composed of five members whom the Board has determined, in its business judgment, are independent. The Audit Committee operates under a charter (attached as Appendix A to the proxy statement) that is reviewed annually and approved by the Board. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, but have financial literacy and at least two members of the Committee, Messrs. Grapstein and Myers, qualify as financial experts.

      The Audit Committee does not prepare financial statements or attest to their accuracy. The preparation, presentation and integrity of Company’s financial reports are the responsibility of management. Deloitte & Touche LLP, the Company’s independent auditors, are responsible for auditing the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion on their conformity to accounting principles generally accepted in the United States of America.

      In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and the independent auditors. It also provided oversight of the independent auditors, the Company’s internal audit function and the Company’s system of internal controls over financial reporting. In performing these duties, the Audit Committee met a total of eight times during 2003 with management and representatives from internal audit and the independent auditors.

      The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that might impact their objectivity and independence and based on such information satisfied itself as to the independence of the Company’s independent auditors. The Audit Committee also discussed with management, internal audit and the independent auditors the quality and adequacy of the Company’s internal controls and the audit scope and plans for audits performed by internal audit and the independent auditors.

      The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended by Statements 89 and 90, as well as other regulations and standards (Audit Committee Communications) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with internal audit and management significant items that resulted from internal audit examinations.

      Based on the reviews and discussions referred to above with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has engaged, subject to stockholder ratification, Deloitte & Touche LLP to audit the Company’s financial statements for 2004.

Audit Committee of the Board of Directors

Steven H. Grapstein, Chairman

William J. Johnson
A. Maurice Myers
Donald H. Schmude
Patrick J. Ward

March 10, 2004

Deloitte & Touche Fees for Fiscal Years 2003 and 2002

      For the years ended December 31, 2003 and 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

Audit Fees

      The aggregate fees for professional services rendered by the Deloitte Entities in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $1,494,000 for 2003 and $1,463,000 for 2002.

Audit-Related Fees

      The aggregate fees for audit-related services rendered by the Deloitte Entities were $108,000 for 2003 and $471,000 for 2002. The nature of the services performed for these fees included, among other things, employee benefit plan audits, attest services not required by statute or regulation, accounting consultation on acquisitions and divestitures, consultation for the Sarbanes-Oxley Act of 2002, and consultation concerning financial accounting and reporting standards not classified as audit.

Tax Fees

      The aggregate fees for tax services rendered by the Deloitte Entities for matters such as preparation of the U.S. federal income tax return, consultation on acquisitions and divestitures and other tax matters were $305,000 for 2003 and $334,000 for 2002.

All Other Fees

      There were no fees paid to the Deloitte Entities for services not included above for 2003. The aggregate fees for other services not included above rendered by the Deloitte Entities were $1,141,000 for 2002. The nature of the other services performed included consulting on risk management and improving internal reporting processes in 2002.

      The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by the Deloitte Entities are compatible with maintaining the principal accountant’s independence. In accordance with the Audit Committee charter ratified on March 10, 2004, all audit and permitted non-audit services to be performed by the Deloitte Entities must be approved in advance by the Audit Committee. Nevertheless, all pre-approvals of audit and non-audit services performed by the Deloitte Entities have been conducted solely by the Audit Committee since the beginning of 2003.

Other Matters

      Representatives of Deloitte & Touche LLP are expected to be present at the 2003 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so.

5. EXPENSES OF SOLICITATION

      We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

6. STOCKHOLDER PROPOSALS

      Proposals of stockholders to be presented at the annual meeting to be held in 2004 must have been received for inclusion in our proxy statement and form of proxy by December 3, 2003. In addition, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company at least 45 days (which for the 2004 meeting would be February 24, 2004) before the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting; provided, however, that in the event that the Company did not hold an annual meeting, or if the date of the annual meeting is changed more than 30 days from the prior year, then notice must be received by the Company a reasonable time before the Company mails its proxy materials.

7. OTHER MATTERS

      As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

By Order of the Board of Directors,

JAMES C. REED, JR.
Secretary

April 9, 2003

APPENDIX A

TESORO PETROLEUM CORPORATION

AUDIT COMMITTEE

Of the Board of Directors

CHARTER

I Independence

•	The Board of Directors shall designate an Audit Committee, which shall be composed of at least three directors, all of whom must be “independent directors”. To be considered “independent”, the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board.

•	The members of the Audit Committee shall possess such degree of financial or accounting expertise, as the Board of Directors interprets in its business judgment, as may be required by law or by the regulations of the Securities and Exchange Commission. The members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations.

•	It is the intention of the Board that its Audit Committee shall satisfy all laws, regulations, rules, requirements and standards applicable to audit committees.

II Purpose

•	The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	It is not the role of the Audit Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the collective responsibility of the Audit Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

III Duties and Responsibilities

•	In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management’s implementation of prudent corporate accounting and reporting policies.

•	The Audit Committee will be (i) directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) reported to directly by the independent auditors, (iii) responsible for approving in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors, (iv) the Audit Committee shall approve in advance all non-audit services performed by the independent auditors. All non-audit services to be performed by the independent auditors shall be disclosed. The Audit Committee may delegate to one or more members of the Audit Committee who are independent directors the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Audit Committee at the next scheduled meeting of the Audit Committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the Audit Committee from obtaining the input of management, but these responsibilities may not be delegated to management.

•	The Audit Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Audit Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

•	To the extent required by law or regulation, the annual statement also shall describe: (i) the independent auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

•	The Audit Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

•	The Audit Committee will review with the independent auditors, the Company’s internal auditors, and appropriate financial and accounting personnel, such internal controls to ensure that material information relating to the Company and its consolidated subsidiaries is made known to such officers and to identify: (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iii) whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. The Audit Committee will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	The Audit Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	The Audit Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and management’s response. In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditors engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

•	The Audit Committee will comply with laws and regulations governing hiring policies for employees or former employees of the independent auditors.

•	The Company will maintain an internal audit function. The Audit Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee will review the regular internal reports (or summaries thereof) to management prepared by the internal audit function of the Company and management’s response.

•	The Audit Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee may not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	The Audit Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss, including: (i) review of the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls); (ii) review of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (iii) review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	The independent auditors must timely report to the Audit Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise considers it desirable to report.

•	Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

•	Periodically, the Audit Committee shall meet separately with the chief financial officer, with the internal auditors, and with the independent auditors. Among the items to be discussed in these meetings are the evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors and the internal auditors receive during the course of the audit.

•	The Audit Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Audit Committee will review accounting and financial staffing and succession planning within the Company as necessary.

•	The Audit Committee will review the matters discussed at each Audit Committee meeting with the Board of Directors. The Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

•	The Audit Committee will establish and maintain procedures for the confidential, anonymous submission by Company employees regarding concerns of questionable accounting or auditing matters. The Audit Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Audit Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	The Audit Committee will review compliance with the Company’s Ethics Policy annually. To the extent required by applicable laws or regulations: (i) the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions; (ii) the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers; (iii) the Company’s Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (b) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (c) compliance with applicable governmental laws and regulations.

•	The Audit Committee will review compliance with the Company’s legal compliance policy annually. The Committee will discuss with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements or compliance policies.

•	The Audit Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of the independent auditors and to any advisors engaged by the Audit Committee.

•	The Audit Committee will conduct an annual evaluation of its performance.

•	The Audit Committee will review its charter annually and include it in the Company’s proxy statement as required by applicable law or regulation.

APPENDIX B

TESORO PETROLEUM CORPORATION

GOVERNANCE COMMITTEE

of the Board of Directors

CHARTER

I Purpose

      The Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Tesoro Petroleum Corporation (the “Company”) shall take a leadership role in and provide assistance to the Board in fulfilling its responsibilities to the stockholders, potential stockholders and the investment community including the Committee taking such actions to:

•	Review and recommend to the Board the appropriate organizational structure of the Board and each Committee of the Board; identify individuals qualified to become directors; and, recommend candidates to the Board for all directorships.

•	Develop and recommend to the Board corporate governance guidelines applicable to the Company.

•	Review and recommend to the Board compensation for non-employee members of the Board.

•	Oversee the annual evaluation of the Board, its committees and the Company’s Chief Executive Officer.

II Principal Responsibilities

      The Committee has the authority to:

•	Develop and maintain a long-term plan for Board composition that takes into consideration the current strengths, skills and experience on the Board, retirement policy and the strategic direction of the Company.

•	Develop recommendations regarding the criteria for selecting director candidates.

•	Identify individuals believed to be qualified as candidates to serve on the Board and recommend to the Board candidates for all directorships.

•	Exercise sole authority to retain and terminate any search firm used to identify director candidates, including the sole authority to approve the search firm’s fees and other terms of engagements.

•	Review, monitor and make recommendations regarding the orientation and continuing education of directors.

•	Consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

•	Review the non-employee directors’ compensation program with the Compensation Committee and make appropriate recommendations to the Board.

•	Review succession plans for Senior Management.

•	Recommend to the Board any action on the Company’s Corporate Governance Guidelines and other matters concerning corporate governance that may be required or considered advisable.

III Composition and Procedures

•	The Board of Directors shall elect a chairman of the Governance Committee and the Committee will be composed of no fewer than three directors.

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•	Each member of the Governance Committee is intended to be an independent, non-employee director.

•	The Committee will meet as often as the members shall determine to be necessary or appropriate, but at least one time during each fiscal year.

•	The Committee will report regularly to the Board.

•	The presence of a majority of the Committee members will constitute a quorum for the transaction of business.

•	The Committee will determine its own rules of procedure, consistent with the rules of NYSE and applicable regulations.

•	The Committee will have access to the Company’s senior management and may request a Company senior officer or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

•	From time to time, as deemed required by the Committee, the Committee may retain independent advice regarding governance issues.

IV Annual Evaluation

      At least annually, and as circumstances dictate, the Committee shall:

•	Conduct an annual performance evaluation of the Committee, review the Committee’s Charter and report the results to the Board.

•	Considering the self-performance reviews of each committee, review the need for, and suitability of, the committees of the Board and make recommendations to the Board as appropriate.

•	Recommend committee members and chair appointments to the Board.

•	Coordinate a performance evaluation of the Board.

•	Coordinate an annual evaluation of the Chief Executive Officer by non-employee directors, including the Chief Executive Officer’s performance relative to previously agreed goals and objectives, and advise the Compensation Committee.

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EXHIBIT C

AMENDMENT

TO THE TESORO PETROLEUM CORPORATION
1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      THIS AGREEMENT by Tesoro Petroleum Corporation (the “Sponsor”),

WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as “Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan” (the “Plan”); and

      WHEREAS, the Sponsor retained the right in Paragraph 13 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Directors of the Sponsor have approved resolutions to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, subject to and contingent upon the approval of the amendments set forth below by the Sponsor’s stockholders, the Plan is amended as follows:

(1) Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

      3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company’s common stock, $.16 2/3 par value (or such other par value as may be designated by act of the Company’s stockholders). In addition, for purposes of the Plan and the Options, the term common stock shall also be deemed to include any rights to purchase (“Rights”) the Participating Preferred Stock, no par value, of the Company that may then be trading with the common stock as provided in the Rights Agreement between the Company and Chemical Bank, N.A., relating to the Rights. The total amount of the common stock with respect to which Options may be granted shall not exceed in the aggregate 450,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

      If any outstanding Option shall expire, terminate or be surrendered for any reason or cause, including, but not limited to, the death of the optionee or the fact that the optionee ceases to be a director, the shares of common stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

(2) Paragraph 16 of the Plan is hereby amended in its entirety to read as follows:

      16. Effective Date of the Plan. The Plan shall become effective and shall be deemed to have been adopted on February 23, 1995. No Option shall be granted pursuant to the Plan after February 23, 2010.

Approved by the Directors: March 11, 2004

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EXHIBIT D

THIRD AMENDMENT TO THE

TESORO PETROLEUM CORPORATION AMENDED AND
RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

      THIS AGREEMENT by Tesoro Petroleum Corporation (the “Sponsor”),

WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as the “Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan” (the “Plan”); and

      WHEREAS, the Sponsor retained the right in Section 14.1 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Directors of the Sponsor have approved resolutions to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, subject to and contingent upon the approval of the amendments set forth below by the Sponsor’s stockholders, the Plan is amended as follows:

(1) Paragraph 4.1 of the Plan is hereby amended in its entirety to read as follows:

      4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 9,250,000, subject to the limitations set forth in Sections 8.1 and 9.1. These shares may be either authorized but unissued or reacquired Shares.

      The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

      (2) Article 6 of the Plan is hereby amended by adding new Section 6.11 at the end thereof:

      6.11 Limitation on Repricing of Options. Without the prior approval of the Company’s stockholders and except as provided in Section 4.3, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option.

      (3) Paragraph 8.1 of the Plan is hereby amended in its entirety to read as follows:

      8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine, but in no event shall the total number of Shares of Restricted Stock available

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for grant by the Committee, together with the total number of Performance Units and Performance Shares available for grant by the Committee pursuant to Section 9.1, exceed 1,500,000 Shares.

      (4) Paragraph 9.1 of the Plan is hereby amended in its entirety to read as follows:

      9.1 Grant of Performance Units/ Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and Performance Shares to eligible Employees in such amounts as the Committee shall determine, but in no event shall the total number of Performance Units and Performance Shares available for grant by the Committee, together with the total number of Shares of Restricted Stock available for grant by the Committee pursuant to Section 8.1, exceed 1,500,000 Shares.

Approved by the Directors: March 11, 2004

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P R O X Y	TESORO PETROLEUM CORPORATION THRIFT PLAN and/or TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN
ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2004 This proxy is solicited on behalf of the Board of Directors.

The undersigned participant in the TESORO PETROLEUM CORPORATION THRIFT PLAN and/or TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona, on Tuesday, May 11, 2004, at 8:00 A.M. Mountain standard time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Petroleum Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 12, 2003, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)
^FOLD AND DETACH HERE^

Please mark your choice like this X in blue or black ink	☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.

ITEM 1 – Election of 7 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).
FOR all nominees ☐	WITHHELD for all nominees ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: 01 Robert W. Goldman; 02 Steven H. Grapstein; 03 William J. Johnson; 04 A. Maurice Myers; 05 Donald H. Schmude; 06 Bruce A. Smith; and 07 Patrick J. Ward.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through or strike out that nominee's name as set forth above.
ITEM 2 – Proposal to amend the 1995 Non-Employee Director Stock Option Plan to extend the expiration date for the grant of awards and to increase the number of shares available for issuance of options.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 3 – Proposal to amend the Amended and Restated Executive Long-Term Incentive Plan to (i) increase the total number of shares available for grant under the Plan, (ii) increase the limitation on the total number of those shares that may be granted as restricted stock during the life of the Plan and include within the limitation grants of performance shares and performance units, and (iii) expressly provide that options granted under the Plan may not be repriced without stockholder approval.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 4 – Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2004.

ITEM 5 – To transact such other business as may properly come before the meeting or any adjournment thereof.

If there is no box marked with respect to Items 2, 3 or 4, then direction is given to vote FOR the Items as to which no box has been marked.

Dated:	, 2004
Signature:
Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^FOLD AND DETACH HERE^

P R O X Y	TESORO PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2004 This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return in the enclosed envelope.

The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Petroleum Corporation (the “Company”) held in the name of the undersigned at the close of business on March 22, 2004, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona, on Tuesday, May 11, 2004, at 8:00 A.M. Mountain standard time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side.)

^FOLD AND DETACH HERE^

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.

ITEM 1 – Election of 7 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).
FOR all nominees ☐	WITHHELD for all nominees ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: 01 Robert W. Goldman; 02 Steven H. Grapstein; 03 William J. Johnson; 04 A. Maurice Myers; 05 Donald H. Schmude; 06 Bruce A. Smith; and 07 Patrick J. Ward.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through or strike out that nominee's name as set forth above.
ITEM 2 – Proposal to amend the 1995 Non-Employee Director Stock Option Plan to extend the expiration date for the grant of awards and to increase the number of shares available for issuance of options.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 3 – Proposal to amend the Amended and Restated Executive Long-Term Incentive Plan to (i) increase the total number of shares available for grant under the Plan, (ii) increase the limitation on the total number of those shares that may be granted as restricted stock during the life of the Plan and include within the limitation grants of performance shares and performance units, and (iii) expressly provide that options granted under the Plan may not be repriced without stockholder approval.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 4 – Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2004.

ITEM 5 – To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees listed in Item 1 and FOR Items 2, 3 and 4.

Dated:	, 2004
Signature:
Signature:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

^FOLD AND DETACH HERE^